Exhibit 99.1

Contact:	Amy Agallar
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended March 31, 2022

Sensient Raises 2022 Guidance Based on Strong First Quarter Results and Favorable Outlook

MILWAUKEE— April 29, 2022 — Sensient Technologies Corporation (NYSE: SXT) reported consolidated revenue of $355.5 million in this year’s first quarter compared to $359.7 million in last year’s first quarter. Reported operating income in the first quarter of 2022 was $52.8 million compared to $46.9 million in the first quarter of 2021. Reported diluted earnings per share was 88 cents in the first quarter of 2022 compared to 75 cents in the first quarter of 2021. Foreign currency translation decreased revenue by approximately 2% and earnings per share by approximately 4% in the quarter.

The 2021 first quarter reported results include divestiture & other related costs and operational improvement plan costs, which in total decreased 2021 first quarter diluted earnings per share by $0.07. The 2021 first quarter reported results also include the operations of the divested product lines, which increased diluted earnings per share by $0.05. We did not make any adjustments to our 2022 first quarter reported results for divestiture & other related costs, operational improvement plan costs, or results of the divested product lines. The adjustments to our reported results are described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended March 31, 2022 April 29, 2022

BUSINESS REVIEW

Revenue	Reported Quarter
Flavors & Extracts	-9.1%
Color	9.4%
Asia Pacific	7.8%
Total Revenue	-1.2%

Revenue	Adjusted Local Currency (1) Quarter
Flavors & Extracts	5.1%
Color	11.8%
Asia Pacific	14.4%
Total Revenue	8.4%

(1)	Adjusted local currency percentage changes are described in more detail in the "Reconciliation of Non-GAAP Amounts" at the end of this release.

The Flavors & Extracts Group reported first quarter revenue of $182.7 million compared to $200.9 million reported in the comparable period last year, a decrease of 9.1%, primarily due to the divestiture of the Fragrances product line in April 2021. Adjusted local currency revenue increased 5.1% in the quarter. The higher adjusted local currency revenue was primarily the result of favorable pricing and volume growth in flavors, extracts & flavor ingredients, and favorable pricing in natural ingredients, partially offset by lower volumes in natural ingredients. The lower volumes in natural ingredients were primarily a result of a limited supply of onion combined with strong 2021 demand. Segment operating income was $27.6 million in the current quarter compared to $27.0 million reported in the comparable period last year, an increase of 2.1%. Adjusted local currency operating income increased 14.7% in the quarter. The higher operating income was primarily due to the favorable pricing and volume growth in flavors, extracts & flavor ingredients, and favorable pricing in natural ingredients, partially offset by higher input costs.  Foreign currency translation decreased segment revenue by approximately 2% and segment operating income by approximately 1% in the quarter. Segment operating income as a percent of revenue in the first quarter of 2022 rose to 15.1%.

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended March 31, 2022 April 29, 2022

The Color Group reported revenue of $148.4 million in the quarter compared to $135.7 million in last year’s comparable period, an increase of 9.4%. Adjusted local currency revenue increased 11.8% in the quarter. The Group experienced strong volume growth and higher pricing in both Food & Pharmaceutical Colors and Personal Care. Segment operating income was $30.7 million in the quarter compared to $26.6 million in last year’s comparable period, an increase of 15.3%. Adjusted local currency operating income increased 17.5% compared to the prior year’s first quarter. The higher operating income is primarily a result of the higher volumes and favorable pricing, partially offset by higher input costs. Foreign currency translation decreased both segment revenue and operating income by approximately 2% in the quarter. Segment operating income as a percent of revenue in the first quarter of 2022 rose to 20.7%.

The Asia Pacific Group reported revenue of $36.5 million in the quarter compared to $33.8 million in last year’s comparable period, an increase of 7.8%. Adjusted local currency revenue increased 14.4% in the quarter. Segment operating income was $8.2 million in the quarter compared to $6.8 million in last year’s comparable quarter, an increase of 21.5%. Adjusted local currency operating income increased 31.0% in the quarter. The higher operating income was primarily a result of the favorable volume growth and higher pricing. Foreign currency translation decreased segment revenue and operating income by approximately 6% and 8%, respectively, in the quarter. Segment operating income as a percent of revenue in the first quarter of 2022 rose to 22.5%.

Corporate & Other reported operating costs of $13.7 million in the current quarter compared to $13.5 million in last year’s comparable period, an increase of 1.4%. Adjusted local currency operating expenses for Corporate & Other increased 25.4% in the quarter primarily due to higher performance-based compensation.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended March 31, 2022 April 29, 2022

2022 OUTLOOK

Sensient now expects 2022 full year GAAP diluted earnings per share to grow at a high-teen growth rate compared to the Company’s 2021 reported GAAP diluted earnings per share of $2.81. The Company’s previous 2022 GAAP diluted earnings per share guidance was for a mid-teen growth rate. Our full year 2022 guidance does not include any material divestiture & other related costs, operational improvement plan costs, or results of divested businesses.

The Company now expects 2022 revenue to grow at a mid-to-high single-digit rate in local currency compared to the Company’s 2021 adjusted revenue (2). The Company’s previous 2022 revenue guidance was for a mid-single-digit growth rate in local currency. The Company now expects 2022 adjusted EBITDA(2) and diluted earnings per share to grow at a high single- to double-digit rate in local currency compared to the Company’s 2021 adjusted EBITDA(2) and the Company’s 2021 adjusted diluted earnings per share(2) of $3.13. The Company’s previous guidance for 2022 adjusted EBITDA(2) and diluted earnings per share was for a high single-digit growth rate in local currency.

The Company now expects earnings per share reported on a U.S. dollar basis to be impacted by approximately twelve cents of foreign currency headwinds based on current exchange rates.

The Company’s guidance is based upon current trends, current tax law, and the effects of COVID-19 to date. The full impacts of the ongoing COVID-19 pandemic remain uncertain and management will continue to monitor its impacts on our business.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended March 31, 2022 April 29, 2022

USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include, currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs, operational improvement plan costs and income, and the results of the divested operations. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2022 first quarter financial results at 8:30 a.m. CDT on Friday, April 29, 2022. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through May 6, 2022, by calling (877) 344-7529 and referring to conference identification number 1394798. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after May 3, 2022.

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Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended March 31, 2022 April 29, 2022

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2022 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, the availability and cost of raw materials, energy, and other supplies, the availability and cost of labor, logistics, and transportation; the uncertain impacts of the ongoing conflict between Russia and Ukraine on our supply chain, input costs, including energy and transportation, and generally on economic conditions; governmental regulations and restrictions, and general economic conditions, including inflation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, cosmetic, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts) (Unaudited)

Consolidated Statements of Earnings	Three Months Ended March 31,

	2022	2021	% Change

Revenue	$355,521	$359,702	(1.2%)

Cost of products sold	230,675	244,089	(5.5%)
Selling and administrative expenses	72,057	68,716	4.9%

Operating income	52,789	46,897	12.6%
Interest expense	2,993	3,433

Earnings before income taxes	49,796	43,464
Income taxes	12,725	11,796

Net earnings	$37,071	$31,668	17.1%

Earnings per share of common stock:
Basic	$0.89	$0.75

Diluted	$0.88	$0.75

Average common shares outstanding:
Basic	41,865	42,263

Diluted	42,148	42,389

Results by Segment	Three Months Ended March 31,

Revenue	2022	2021	% Change

Flavors & Extracts	$182,727	$200,911	(9.1%)
Color	148,438	135,720	9.4%
Asia Pacific	36,465	33,840	7.8%
Intersegment elimination	(12,109)	(10,769)

Consolidated	$355,521	$359,702	(1.2%)

Operating Income

Flavors & Extracts	$27,579	$27,018	2.1%
Color	30,657	26,594	15.3%
Asia Pacific	8,204	6,752	21.5%
Corporate & Other	(13,651)	(13,467)

Consolidated	$52,789	$46,897	12.6%

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Sensient Technologies Corporation	Page 8
(In thousands) (Unaudited)

Consolidated Condensed Balance Sheets	March 31, 2022	December 31, 2021

Cash and cash equivalents	$32,175	$25,740
Trade accounts receivable	282,265	261,121
Inventories	422,837	411,635
Prepaid expenses and other current assets	46,081	42,657
Total Current Assets	783,358	741,153

Goodwill & intangible assets (net)	429,814	435,009
Property, plant, and equipment (net)	445,251	446,478
Other assets	130,196	122,853

Total Assets	$1,788,619	$1,745,493

Trade accounts payable	$114,858	$125,519
Short-term borrowings	7,475	8,539
Other current liabilities	92,050	98,247
Total Current Liabilities	214,383	232,305

Long-term debt	530,005	503,006
Accrued employee and retiree benefits	28,441	28,579
Other liabilities	54,080	43,178
Shareholders' Equity	961,710	938,425

Total Liabilities and Shareholders' Equity	$1,788,619	$1,745,493

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts) (Unaudited)

Consolidated Statements of Cash Flows Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net earnings	$37,071	$31,668
Adjustments to arrive at net cash (used in) provided by operating activities:
Depreciation and amortization	13,056	12,799
Share-based compensation expense	4,163	2,113
Net (gain) loss on assets	(48)	161
Loss on divestitures and other charges	-	1,238
Deferred income taxes	4,211	4,257
Changes in operating assets and liabilities:
Trade accounts receivable	(20,841)	(27,237)
Inventories	(11,901)	27,621
Prepaid expenses and other assets	(11,111)	(13,239)
Trade accounts payable and other accrued expenses	(10,267)	(6,242)
Accrued salaries, wages, and withholdings from employees	(12,425)	(10,872)
Income taxes	7,063	5,742
Other liabilities	137	955

Net cash (used in) provided by operating activities	(892)	28,964

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(12,736)	(14,244)
Proceeds from sale of assets	89	69
Proceeds from divestiture of businesses	-	4,059
Other investing activities	434	286

Net cash used in investing activities	(12,213)	(9,830)

Cash flows from financing activities:
Proceeds from additional borrowings	40,099	21,530
Debt payments	(6,275)	(8,999)
Purchase of treasury stock	-	(11,665)
Dividends paid	(17,211)	(16,535)
Other financing activities	(1,679)	(228)

Net cash provided by (used in) financing activities	14,934	(15,897)

Effect of exchange rate changes on cash and cash equivalents	4,606	(7)

Net increase in cash and cash equivalents	6,435	3,230
Cash and cash equivalents at beginning of period	25,740	24,770
Cash and cash equivalents at end of period	$32,175	$28,000

Supplemental Information
Three Months Ended March 31,	2022	2021

Dividends paid per share	$0.41	$0.39

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Sensient Technologies Corporation	Page 10
(In thousands, except percentages and per share amounts) (Unaudited)

Reconciliation of Non-GAAP Amounts

The Company's results for the three months ended March 31, 2022 and 2021 include adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude divestiture & other related costs, operational improvement plan costs and the results of the divested operations.

	Three Months Ended March 31,
	2022	2021	% Change
Revenue (GAAP)	$355,521	$359,702	(1.2%)
Revenue of the divested product lines	-	(25,570)
Adjusted revenue	$355,521	$334,132	6.4%

Operating income (GAAP)	$52,789	$46,897	12.6%
Divestiture & other related costs – Cost of products sold	-	25
Divestiture & other related costs – Selling and administrative expenses	-	1,547
Operating income of the divested product lines	-	(2,927)
Operational improvement plan - Selling and administrative expenses	-	1,001
Adjusted operating income	$52,789	$46,543	13.4%

Net earnings (GAAP)	$37,071	$31,668	17.1%
Divestiture & other related costs, before tax	-	1,572
Tax impact of divestiture & other related costs	-	793
Net earnings of the divested product lines, before tax	-	(2,927)
Tax impact of the divested product lines	-	723
Operational improvement plan costs, before tax	-	1,001
Tax impact of operational improvement plan	-	(296)
Adjusted net earnings	$37,071	$32,534	13.9%

Diluted earnings per share (GAAP)	$0.88	$0.75	17.3%
Divestiture & other related costs, net of tax	-	0.06
Results of operations of the divested product lines, net of tax	-	(0.05)
Operational improvement plan costs, net of tax	-	0.02
Adjusted diluted earnings per share	$0.88	$0.77	14.3%

Note: Earnings per share calculations may not foot due to rounding differences.

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Sensient Technologies Corporation	Page 11
(In thousands) (Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

Results by Segment	Three Months Ended March 31,
Revenue	2022	Adjustments (1)	Adjusted 2022	2021	Adjustments (1)	Adjusted 2021

Flavors & Extracts	$182,727	$-	$182,727	$200,911	$(24,889)	$176,022
Color	148,438	-	148,438	135,720	(536)	135,184
Asia Pacific	36,465	-	36,465	33,840	(295)	33,545
Intersegment elimination	(12,109)	-	(12,109)	(10,769)	150	(10,619)

Consolidated	$355,521	$-	$355,521	$359,702	$(25,570)	$334,132

Operating Income

Flavors & Extracts	$27,579	$-	$27,579	$27,018	$(2,880)	$24,138
Color	30,657	-	30,657	26,594	40	26,634
Asia Pacific	8,204	-	8,204	6,752	(87)	6,665
Corporate & Other	(13,651)	-	(13,651)	(13,467)	2,573	(10,894)

Consolidated	$52,789	$-	$52,789	$46,897	$(354)	$46,543

(1) For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs, and operational improvement plan costs.

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Sensient Technologies Corporation	Page 12
(In thousands, except percentages) (Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

The following tables summarize the percentage change in the 2022 results compared to the 2021 results for the corresponding periods.

	Three Months Ended March 31,
Revenue	Total	Foreign Exchange Rates	Adjustments (2)	Adjusted Local Currency
Flavors & Extracts	(9.1%)	(1.9%)	(12.3%)	5.1%
Color	9.4%	(1.9%)	(0.5%)	11.8%
Asia Pacific	7.8%	(5.6%)	(1.0%)	14.4%
Total Revenue	(1.2%)	(2.2%)	(7.4%)	8.4%

Operating Income
Flavors & Extracts	2.1%	(1.2%)	(11.4%)	14.7%
Color	15.3%	(2.4%)	0.2%	17.5%
Asia Pacific	21.5%	(7.8%)	(1.7%)	31.0%
Corporate & Other	1.4%	0.0%	(24.0%)	25.4%
Total Operating Income	12.6%	(3.2%)	(0.4%)	16.2%
Diluted Earnings Per Share	17.3%	(4.0%)	4.4%	16.9%
Adjusted EBITDA	14.0%	(2.3%)	N/A	16.3%

(2) For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, Diluted Earnings per Share, and Adjusted EBITDA, adjustments consist of the results of the divested product lines, divestiture & other related costs, and operational improvement plan costs.

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three months ended March 31, 2022 and 2021.

	Three Months Ended March 31,

	2022	2021	% Change
Operating income (GAAP)	$52,789	$46,897	12.6%
Depreciation and amortization	13,056	12,799
Depreciation and amortization, divested product lines	-	(49)
Share-based compensation expense	4,163	2,113
Divestiture & other related costs, before tax	-	1,572
Results of operations of the divested product lines, before tax	-	(2,927)
Operational improvement plan costs, before tax	-	1,001
Adjusted EBITDA	$70,008	$61,406	14.0%

The following table summarizes the reconciliation between Net cash provided by operating activities (GAAP) and Free Cash Flow for the three months ended March 31, 2022 and 2021.

	Three Months Ended March 31,
	2022	2021	% Change
Net cash (used in) provided by operating activities (GAAP)	$(892)	$28,964	(103.1%)
Capital expenditures	(12,736)	(14,244)
Free Cash Flow	$(13,628)	$14,720	(192.6%)

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.